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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
PacWest Bancorp:

        We consent to the incorporation by reference in the registration statement (No. 333-          ) on Form S-3 of PacWest Bancorp of our report dated February 27, 2009, with respect to the consolidated balance sheets of PacWest Bancorp as of December 31, 2008 and 2007, and the related consolidated statements of earnings (loss), stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of PacWest Bancorp, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

(signed) KPMG LLP

Los Angeles, CA
June 15, 2009

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  Exhibit 23.1